Exhibit 99.1

Exela Technologies, Inc. Reports
Full Year and Fourth Quarter 2022 Results

Full Year Highlights

•	2022 revenue of $1,077.2 million, down 7.7% year-over-year (5.7% on a constant currency basis)

•	Net loss of $415.6 million, includes non-cash goodwill impairment charges of $171.2 million

•	Implemented actions expected to achieve savings in the range of $65-$75 million beginning in Q4 2022 and into 2023

•	Total debt(1) reduced by $141.1 million

Fourth Quarter Highlights

•	Revenue of $267.0 million, down 9.3% year-over-year (7.3% on a constant currency basis)

•	Net loss of $194.1 million, includes non-cash goodwill impairment charges of $141.6 million

Conference call scheduled for April 3, 2023 at 4:30 PM ET

IRVING, Texas, April 03, 2023 (GLOBE NEWSWIRE) -- Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA, XELAP), a global business process automation (“BPA”) leader, announced today its financial results for the full year and fourth quarter ended December 31, 2022.

“We continue to make operational improvements across the organization in the face of heightened inflation and the evolving hybrid work environment. Exelarators are working nonstop to offer the best solutions for customers. Internally, we are also focusing on continuing to improve the balance sheet and lowering our cost of capital, even as rates are driven higher by central banks. It’s been a tough, but productive year”, said Par Chadha, Executive Chairman of Exela.

Full Year Highlights

•	Revenue: Revenue for 2022 was $1,077.2 million, a decline of 7.7% compared to $1,166.6 million in 2021 due to rising costs, a tight job market, business mix, rising dollar and onetime events.

•	Revenue for the Information and Transaction Processing Solutions (“ITPS”) segment was $765.1 million, a decline of 12.5% year-over-year, primarily due to a network outage(2) impacting contracted revenues, currency translation, and staffing shortages.

•	Healthcare Solutions revenue was $239.3 million, an increase of 9.9% year-over-year, led by continuing acceptance of our solutions and services.

•	Legal and Loss Prevention Services revenue was $72.8 million, a decrease of 2.4% year-over-year.

Operating income/(loss): Operating loss for 2022 was $228.8 million, compared with operating income of $21.4 million in 2021. The year over year change was due to the gross profit decline of $77.8 million and goodwill impairment charges of $171.2 million.

•	Net Loss: Net loss for 2022 was $415.6 million, compared with a net loss of $142.4 million in 2021. The year over year increase was primarily due to the changes in the operating loss including goodwill impairment charges and changes in non-cash debt extinguishment charges. Additionally, we implemented actions expected to achieve savings in the range of $65-$75 million beginning in Q4 2022 and into 2023.

•	EBITDA(3): EBITDA for 2022 was a loss of $174.7 million compared to $114.5 million in 2021. EBITDA margin for 2022 was (16.2%) compared to 9.8% in 2021.

•	Adjusted EBITDA(4): Adjusted EBITDA for 2022 was $139.9 million, a decrease of 19.3% compared to $173.3 million in 2021. Adjusted EBITDA margin for 2022 was 13.0%, a decrease of 187 basis points from 14.9% in 2021.

•	Capital Expenditures: Capital expenditures for 2022 were 2.0% of revenue compared to 1.4% of revenue in 2021.

Maintaining financial flexibility: Raised a total of $276 million in gross proceeds from equity offerings in 2022. Total debt(1) decreased by $141.1 million compared to 2021.

Fourth Quarter Highlights

•	Revenue: Revenue for Q4 2022 was $267.0 million, a decline of 9.3% compared to $294.3 million in Q4 2021.

•	Revenue for the Information and Transaction Processing Solutions (“ITPS”) segment was $184.8 million, a decline of 14.7% year-over-year, primarily due to a network outage impacting contracted revenues, currency translation and staffing shortages.

•	Healthcare Solutions revenue was $65.3 million, an increase of 15.6% year-over-year, led by continuing acceptance of our solutions and services.

•	Legal and Loss Prevention Services revenue was $16.8 million, a decrease of 20.4% year-over-year.

Operating income/(loss): Operating loss for Q4 2022 was $153.1 million, compared with operating loss of $10.7 million in Q4 2021. The year over year increase in the operating loss was due to the gross profit decline and goodwill impairment charge of $141.6 million offset by lower SG&A costs.

•	Net Loss: Net loss for Q4 2022 was $194.1 million, compared with a net loss of $70.6 million in Q4 2021. The year over year increase was primarily due to the changes in the operating loss including goodwill impairment charges.

•	EBITDA: EBITDA for Q4 2022 was a loss of $135.8 million compared to a loss of $3.1 million in Q4 2021. EBITDA margin for Q4 2022 was (50.9%) compared to (1.0%) in Q4 2021.

•	Adjusted EBITDA: Adjusted EBITDA for Q4 2022 was $35.5 million, a decrease of 10.2% compared to $39.5 million in Q4 2021. Adjusted EBITDA margin for Q4 2022 was 13.3%, a decrease of 14 basis points from 13.4% in Q4 2021.

•	Capital Expenditures: Capital expenditures for Q4 2022 were 1.9% of revenue compared to 2.9% of revenue in Q4 2021.

Maintaining financial flexibility: Raised a total of $31.3 million in gross proceeds from equity offerings in Q4 2022. Total debt decreased by $12.1 million compared to Q3 2022.

Below are the notes referenced above:
(1) Total debt includes all long-term debt and interest-bearing current liabilities
(2) In June 2022, the Company experienced a network security incident impacting certain of the Company’s operational and information technology systems. The Company immediately took steps to isolate the impact and prevent additional systems from being affected, including taking large parts of its network offline as a precaution and thereby disrupting some access to our applications and services by our employees and customers. The Company’s systems recovery efforts are complete, and the Company’s operations are fully functional, however, the incident did result in some loss of revenue at the end of the second quarter and in the third quarter well as certain incremental costs, some of which are expected to continue.
(3) EBITDA is a non-GAAP measure. A reconciliation of EBITDA is attached to this release.
(4) Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

Earnings Conference Call and Audio Webcast

Exela will host a conference call to discuss its fourth quarter and full year 2022 financial results at 4:30 PM ET on April 3, 2023. To access this call, dial 833-255-2831 or +1-412-902-6724 (international). The password for the call is “Exela Earnings Call”.

Shortly after the conclusion of the call, a replay will be available through April 10, 2023 at 877-344-7529 or +1-412-317-0088 (international). The replay passcode is 9773416. A replay will also be archived on the Exela investor relations website at http://investors.exelatech.com.

Exela invites all investors to ask questions that they would like addressed on the conference call. We ask investors to submit questions via email to IR@exelatech.com.

A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.

About Exela

Exela Technologies is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune 100. Utilizing foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry, departmental solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and the public sector. Through cloud-enabled platforms, built on a configurable stack of automation modules, and approximately 16,000 employees operating in 21 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner

Find out more at www.exelatech.com

To automatically receive Exela financial news by e-mail, please visit the Exela Investor Relations website, http://investors.exelatech.com/, and subscribe to E-mail Alerts.

About Non-GAAP Financial Measures: This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. and Novitex Holdings, Inc. on July 12, 2017 (the “Novitex Business Combination”) and capital markets-based activities). Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Novitex Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team.  Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Novitex Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation the network outage described in this press release and those discussed under the heading “Risk Factors” in our Annual Report and in subsequent filings with the U.S. Securities and Exchange Commission (“SEC”). In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

For more Exela news, commentary, and industry perspectives, visit:

Website: https://investors.exelatech.com/

Twitter: @ExelaTech

LinkedIn: /exela-technologies

Facebook: @exelatechnologies

Instagram: @exelatechnologies

The information posted on the Company's website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company's website and its social media accounts in addition to the Company's press releases, SEC filings and public conference calls and webcasts.

Investor and/or Media Contacts:
Vincent Kondaveeti
E: vincent.kondaveeti@exelatech.com

Mary Beth Benjamin
E: IR@exelatech.com

Source: Exela Technologies, Inc.

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

For the years ended December 31, 2022 and 2021

(in thousands of United States dollars except share and per share amounts)

	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$15,073	$20,775
Restricted cash	29,994	27,285
Accounts receivable, net of allowance for doubtful accounts of $6,402 and $6,049, respectively	101,616	184,102
Related party receivables and prepaid expenses	759	715
Inventories, net	16,848	15,215
Prepaid expenses and other current assets	26,206	31,799
Total current assets	190,496	279,891
Property, plant and equipment, net of accumulated depreciation of $207,520 and $196,683, respectively	71,694	73,449
Operating lease right-of-use assets, net	40,734	53,937
Goodwill	186,802	358,323
Intangible assets, net	200,982	244,539
Deferred income tax assets	1,483	2,109
Other noncurrent assets	29,721	24,775
Total assets	$721,912	$1,037,023

Liabilities and Stockholders' Equity (Deficit)
Liabilities
Current liabilities
Accounts payable	$79,249	$61,744
Related party payables	2,473	1,484
Income tax payable	2,045	3,551
Accrued liabilities	61,340	113,519
Accrued compensation and benefits	54,143	60,860
Accrued interest	60,901	10,075
Customer deposits	16,955	17,707
Deferred revenue	16,405	16,617
Obligation for claim payment	44,380	46,902
Current portion of finance lease liabilities	5,485	6,683
Current portion of operating lease liabilities	11,867	15,923
Current portion of long-term debts	154,802	236,775
Total current liabilities	510,045	591,840
Long-term debt, net of current maturities	942,035	1,012,452
Finance lease liabilities, net of current portion	9,448	9,156
Pension liabilities, net	16,917	28,383
Deferred income tax liabilities	11,180	11,594
Long-term income tax liabilities	2,742	3,201
Operating lease liabilities, net of current portion	31,030	41,170
Other long-term liabilities	6,104	5,999
Total liabilities	1,529,501	1,703,795
Commitments and Contingencies (Note 14)

Stockholders' equity (deficit)
Common Stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 278,777,820 shares issued and 278,655,235 shares outstanding at December 31, 2022 and 13,382,333 shares issued and 13,259,748 shares outstanding at December 31, 2021	162	37
Preferred stock, $0.0001 par value per share, 20,000,000 shares authorized at December 31, 2022 and December 31, 2021, respectively
Series A Preferred Stock, 2,778,111 shares issued and outstanding at December 31, 2022 and December 31, 2021	1	1
Series B Preferred Stock, 3,029,900 shares issued and outstanding at December 31, 2022 and 0 shares issued and outstanding at December 31, 2021		-
Additional paid in capital	1,102,619	838,853
Less: Common Stock held in treasury, at cost; 122,585 shares at December 31, 2022 and December 31, 2021	(10,949)	(10,949)
Equity-based compensation	56,958	56,123
Accumulated deficit	(1,948,009)	(1,532,428)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(4,788)	(7,463)
Unrealized pension actuarial losses, net of tax	(3,583)	(10,946)
Total accumulated other comprehensive loss	(8,371)	(18,409)
Total stockholders' deficit	(807,589)	(666,772)
Total liabilities and stockholders' deficit	$721,912	$1,037,023

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the years ended December 31, 2022, 2021 and 2020

(in thousands of United States dollars except share and per share amounts)

	Years ended December 31,
	2022	2021	2020
Revenue	$1,077,157	$1,166,606	$1,292,562
Cost of revenue (exclusive of depreciation and amortization)	877,474	889,095	1,023,544
Selling, general and administrative expenses (exclusive of depreciation and amortization)	176,524	169,781	186,104
Depreciation and amortization	71,831	77,150	93,953
Impairment of goodwill and other intangible assets	171,182	-	-
Related party expense	8,923	9,191	5,381
Operating profit (loss)	(228,777)	21,389	(16,420)
Other expense (income), net:
Interest expense, net	164,870	168,048	173,878
Debt modification and extinguishment costs (gain), net	4,522	(16,689)	9,589
Sundry expense (income), net	(957)	363	(153)
Other expense (income), net	14,170	401	(34,788)
Net loss before income taxes	(411,382)	(130,734)	(164,946)
Income tax expense	(4,199)	(11,656)	(13,584)
Net loss	$(415,581)	$(142,390)	$(178,530)
Cumulative dividends for Series A Preferred Stock	(3,588)	(1,576)	(1,309)
Cumulative dividends for Series B Preferred Stock	(3,665)	-	-
Net loss attributable to common stockholders	$(422,834)	$(143,966)	$(179,839)
Loss per share:
Basic and diluted	$(6.86)	$(24.40)	$(73.19)

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

For the years ended December 31, 2022, 2021 and 2020

(in thousands of United States dollars except share and per share amounts)

	Years ended December 31,
	2022	2021	2020
Cash flows from operating activities
Net loss	$(415,581)	$(142,390)	$(178,530)
Adjustments to reconcile net loss
Depreciation and amortization	71,831	77,150	93,953
Original issue discount and debt issuance cost amortization	15,261	16,319	15,117
Debt modification and extinguishment costs (gain), net	(1,803)	(30,613)	8,296
Impairment of goodwill and other intangible assets	171,182	-	-
Provision for doubtful accounts	1,573	2,714	422
Deferred income tax provision	147	6,649	7,940
Share-based compensation expense	970	3,940	2,846
Unrealized foreign currency losses (gain)	(1,288)	173	(414)
Loss (Gain) on sale of assets	707	(960)	(43,338)
Fair value adjustment for interest rate swap	-	(125)	(375)
Change in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	77,650	17,438	54,538
Prepaid expenses and other assets	(7,813)	(1,597)	(1,379)
Accounts payable and accrued liabilities	(520)	(61,068)	12,015
Related party payables	945	1,382	(353)
Additions to outsource contract costs	(423)	(546)	(519)
Net cash used in operating activities	(87,162)	(111,534)	(29,781)
Cash flows from investing activities
Purchase of property, plant and equipment	(18,299)	(14,574)	(11,663)
Additions to patents	(15)	-	-
Additions to internally developed software	(3,650)	(1,954)	(3,825)
Cash paid for acquisition, net of cash received	-	-	(12,500)
Cash paid for earnouts	-	-	(700)
Proceeds from sale of assets	194	7,267	50,126
Net cash provided by (used in) investing activities	(21,770)	(9,261)	21,438
Cash flows from financing activities
Proceeds from issuance of Common Stock from private placement	55	25,065	-
Proceeds from issuance of Common Stock from at the market offerings	276,337	379,963	-
Dividend paid on Series B Preferred Stock	(2,532)	-	-
Proceeds from directors' equity contribution	-	269	-
Repurchases of Common Stock for retirement	(487)	-	-
Cash paid for equity issuance costs from at the market offerings	(9,482)	(13,423)	-
Borrowings under factoring arrangement and Securitization Facility	123,353	142,501	297,673
Principal repayment on borrowings under factoring arrangement and Securitization Facility	(216,812)	(144,965)	(203,841)
Cash paid for withholding taxes on vested RSUs	(135)	-	(7)
Lease terminations	3	(1,303)	(337)
Cash paid for debt issuance costs	(7,125)	(1,181)	(16,205)
Principal payments on finance lease obligations	(5,523)	(11,471)	(12,758)
Borrowings from senior secured revolving facility and BRCC revolver	20,000	11,000	29,750
Repayments on senior secured revolving facility	(49,477)	(55)	(14,200)
Proceeds from issuance of 2026 Notes	70,269	3,574	-
Repayments on senior secured term loan and 2023 Notes as part of debts exchanges	-	(309,305)	-
Borrowings from other loans	10,095	126,352	29,260
Cash paid for debt repurchases	(4,712)	(71,184)	-
Repayment of BRCC term loan	(66,471)	-	-
Principal repayments on senior secured term loans and other loans	(30,717)	(37,186)	(45,973)
Net cash provided by financing activities	106,639	98,651	63,362
Effect of exchange rates on cash	(700)	(105)	1,191
Net increase (decrease) in cash and cash equivalents	(2,993)	(22,249)	56,210
Cash, restricted cash, and cash equivalents
Beginning of period	48,060	70,309	14,099
End of period	$45,067	$48,060	$70,309
Supplemental cash flow data:
Income tax payments, net of refunds received	$5,790	$3,765	$2,695
Interest paid	98,602	188,802	152,678
Noncash investing and financing activities:
Assets acquired through right-of-use arrangements	4,790	3,270	4,372
Leasehold improvements funded by lessor	-	125	-
Common Stock exchanged for Series B Preferred Stock	6	-	-
Accrued liability for true-up obligation settled through the issuance of 2026 Notes	10,351	-	-
Settlement gain on related party payable to Ex-Sigma 2 LLC	-	-	1,287
Accrued capital expenditures	1,851	1,652	2,124

Exela Technologies

Schedule 1: Fourth Quarter 2022 vs. Third Quarter 2022

Financial Performance

(Unaudited)

$ in million	Q4-2022	Q4-2021	Increase (Decrease) YoY ($ mn)	Increase (Decrease) YoY (%)		FY2022	FY2021	Increase (Decrease) YoY ($ mn)	Increase (Decrease) YoY (%)
Information and Transaction Processing Solutions	184.8	216.7	(31.9)	(14.7)%		765.1	874.2	(109.1)	(12.5)%
Healthcare Solutions	65.3	56.5	8.8	15.6%		239.3	217.8	21.5	9.9%
Legal and Loss Prevention Services	16.8	21.1	(4.3)	(20.4)%		72.8	74.6	(1.8)	(2.4)%
Total Revenue	267.0	294.3	(27.4)	-9.3%		1,077.2	1,166.6	(89.4)	-7.7%

Gross profit	48.1	58.6	(10.5)	(17.9)%		199.7	277.5	(77.8)	(28.0)%
Gross profit margin	18.0%	19.9%	(1.9)%	-190	bps	18.5%	23.8%	(5.2)%	-525	bps

SG&A	38.9	48.3	(9.3)	(19.4)%		176.5	169.8	6.7	4.0%

Operating (loss) income	(153.1)	(10.7)	(142.4)	1333.9%		(228.8)	21.4	(250.2)	(1169.6)%
Operating margin	(57.3)%	(3.6)%	(53.7)%	-5371	bps	(21.2)%	1.8%	(23.1)%	-2307	bps

Net income (loss)	(194.1)	(70.6)	(123.5)	175.0%		(415.6)	(142.4)	(273.2)	191.9%
Net income margin	(72.7)%	(24.0)%	(48.7)%	-4874	bps	(38.6)%	(12.2)%	(26.4)%	-2638	bps

EBITDA	(135.8)	(3.1)	(132.8)	4350.1%		(174.7)	114.5	(289.1)	(252.6)%
EBITDA Margin	(50.9)%	(1.0)%	(49.8)%	-4985	bps	(16.2)%	9.8%	(26.0)%	-2603	bps

Adjusted EBITDA	35.5	39.5	(4.0)	-10.2%		139.9	173.3	(33.4)	-19.3%
Adjusted EBITDA margin	13.3%	13.4%	(0.1)%	-14	bps	13.0%	14.9%	(1.9)%	-187	bps

Exela Technologies
Schedule 2: Reconciliation of Adjusted EBITDA and constant currency revenues

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

Non-GAAP constant currency revenue reconciliation

	Three months ended		Twelve months ended
($ in millions)	31-Dec-22	31-Dec-21	31-Dec-22	31-Dec-21
Revenues, as reported (GAAP)	$267.0	$294.3	$1,077.2	$1,166.6
Foreign currency exchange impact (1)	5.9		22.9
Revenues, at constant currency (Non-GAAP)	$272.9	$294.3	$1,100.0	$1,166.6

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months and twelve months ended December 31, 2021, to the revenues during the corresponding period in 2022.

Reconciliation of Adjusted EBITDA

	Three months ended		Twelve months ended
($ in millions)	31-Dec-22	31-Dec-21	31-Dec-22	31-Dec-21
Net loss (GAAP)	$(194.1)	$(70.6)	$(415.6)	$(142.4)
Interest expense	41.9	40.3	164.9	168.0
Taxes	(1.5)	8.2	4.2	11.7
Depreciation and amortization	17.9	19.0	71.8	77.1
EBITDA (Non-GAAP)	$(135.8)	$(3.1)	$(174.7)	$114.5
Transaction and integration costs	2.1	7.9	18.6	15.9
Other Charges / (gains)	163.5	28.1	271.8	21.6
Sub-Total (Adj. EBITDA before O&R)	$29.8	$32.3	$114.6	$151.0
Optimization and restructuring expenses	5.7	7.3	25.3	22.2
Adjusted EBITDA (Non-GAAP)	$35.5	$39.5	$139.9	$173.3